Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan and the Directors Stock Option Plan of Janus Hotels and Resorts, Inc. of our report dated February 8, 2001 with respect to the consolidated financial statements and schedules of Janus Hotels and Resorts, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                              /s/ Grant Thornton LLP


Cincinnati, Ohio
August 29, 2001